UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2013

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Paglinco as CFO

On May 29, 2013, Kid Brands, Inc. (the “Company”) announced that, effective immediately, Guy Paglinco resigned as Vice President and Chief Financial Officer of the Company.

In connection with his departure, Mr. Paglinco and the Company executed a Transition and Release Agreement, dated May 29, 2013 (the “GP Agreement”), pursuant to which Mr. Paglinco will remain a full-time employee of the Company through July 5, 2013 to support the Company’s new CFO (described below), and will remain an employee during a transition period not to exceed 180 days thereafter to provide occasional general support to the Company as needed (collectively, the “Transition Period”). Pursuant to the GP Agreement, Mr. Paglinco will receive his current base salary ($281,225) through the last day of the Transition Period (whether or not he has obtained subsequent employment prior thereto) in accordance with the Company’s normal payroll practices. In addition, to the extent Mr. Paglinco has not obtained subsequent employment by the end of the Transition Period, he will remain an employee (and continue to receive his base salary) for an additional 60-day period (or if earlier, until the date he obtains subsequent employment). Mr. Paglinco will also be entitled to remain on the Company’s insurance policies through the earlier of the date that he obtains subsequent employment and the 60th day following the end of the Transition Period, and will be paid for up to 45 days of accrued but unused vacation days. In addition, notwithstanding the terms of the award agreements covering such grants: (i) 1,000 RSUs and 2,000 SARs scheduled to vest on August 14, 2103; (ii) 380 RSUs and 2,780 SARs scheduled to vest on October 6, 2013; and (iii) 2,000 RSUs and 5,600 SARs scheduled to vest on March 8, 2014 will not be forfeited, and will vest in accordance with their terms (and with respect to the SARs, will remain exercisable for a period of 90 days following such vesting). All other unvested RSUs and SARs shall be forfeited. The Company will reimburse Mr. Paglinco for legal expenses in connection with the negotiation of the GP Agreement up to $7,500. In consideration for these benefits, the GP Agreement contains, among other things, a full irrevocable release of claims by Mr. Paglinco, a non-disparagement agreement, and specified non-compete and non-solicitation agreements during the Transition Period and a one-year period thereafter.

Appointment of James Christl as new CFO

In connection with the departure of Mr. Paglinco, the Company announced on May 29, 2013, effective immediately, that James Christl, 41, was appointed Senior Vice President and Chief Financial Officer of the Company. Pursuant to the employment agreement between the Company and Mr. Christl (the “JC Agreement”), he will receive an annual base salary of $325,000, and will participate in the Company’s Incentive Compensation Bonus Program (described in detail in the Company’s definitive Proxy Statement for its 2012 Annual Meeting of Shareholders). His annual bonus opportunity will range from 0% to 80% of his base salary depending on achievement of specified performance goals, with a potential award of $130,000 for achievement of the target (and a maximum potential award of $260,000). For 2013 only, Mr. Christl will be guaranteed a minimum bonus of $35,000.

In the event that Mr. Christl’s employment with the Company is terminated by the Company without Cause (as defined in the Company’s Equity Incentive Plan), he will be entitled to receive severance for a period of six months, less any applicable withholdings, at his then base salary rate (in accordance with the Company’s normal pay schedule), and conditioned on the execution of a general release in the Company’s form. The severance payments shall cease if Mr. Christl secures gainful employment during the severance period.

Pursuant to the JC Agreement, no later than 60 days from commencement of employment, Mr. Christl will be issued 200,000 SARs under the Company’s current Equity Incentive Plan. The SARs will vest annually over a five-year period commencing on the first anniversary of the date of grant, and will be generally exercisable for a period of ten years. In the event of the disability or death of Mr. Christl while in the employ of the Company, all unexercised SARs will be deemed vested and may be exercised for up to one year (or the exercise period, if shorter) after such event. If Mr. Christl retires, vested unexercised SARs may be exercised within one year of such retirement or the remaining term of the grant, if earlier. If Mr. Christl’s employment is terminated for any other reason, any unexercised SARs will be cancelled and deemed terminated immediately, except that if his employment is terminated by the Company for other than cause, subject to the last sentence of this paragraph, all unexercised SARs, to the extent vested, may be exercised within 90 days of the date of such event (or the exercise period, if shorter). In the event of a Change of Control (as defined in the JC Agreement), any unexercised SARs that are not assumed or converted into comparable awards of the stock of the acquiring or successor company (or parent) will be converted into the right to receive cash, or at Mr. Christl’s election, consideration in a form that is pari passu with the form of consideration payable to the Company’s shareholders in exchange for their shares, in an amount equal to the product of: (1) the per share market value of the Company’s stock less the per share exercise price of the SARs, multiplied by (ii) the number of shares covered thereby. Any SARs not assumed or converted may be cancelled at the time of the Change of Control for no consideration if the exercise price is less than the fair market value of a share. If the SARs are assumed or converted upon a Change of Control, and Mr. Christl’s employment is terminated by the Company without cause or by Mr. Christl for good reason (a material reduction in Mr. Christl’s authorities or responsibilities) within nine months following a Change of Control, the assumed or converted SARs will immediately vest and be exercisable for the remainder of their term.

Since April 22, 2013, Mr. Christl has served as Vice President of Business Strategy of the Company at his current annualized base salary rate. Prior to joining the Company, Mr. Christl served for six years in two divisional Chief Financial Officer positions at Warnaco Group (a multi-brand, multi-channel apparel company), most recently of Heritage Brands (which includes Speedo®, Chaps®, Warner’s® and Olga®), which generated approximately $650 million in annual revenue, and prior thereto at Warnaco Swimwear Group. From 2003 to 2007, he held the position of Chief Financial Officer of a $400 million division of Technicolor, SA (a worldwide technology company in the media and entertainment sector) focusing on media, technology and entertainment. Earlier in his career, Mr. Christl held roles of increasing responsibility across a broad range of finance and accounting matters, including business development, treasury, tax, SEC reporting, information technology, human resources, real estate, planning, production, restructuring, as well as mergers and acquisitions. He started his career in public accounting at Deloitte & Touche LLP, and is a Certified Public Accountant. Mr. Christl earned an M.B.A. in Finance from Loyola Marymount University, and a B.A. in Business Economics with emphasis in Accounting from the University of California Santa Barbara.

Section 8 — Other Events

Item 8.01 Other Events

On May 29, 2013, the Company issued a press release announcing the appointment of Mr. Christl and the resignation of Mr. Paglinco as Chief Financial Officer of the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 99.1 Press Release, dated May 29, 2013, announcing the appointment of Mr. Christl and the resignation of Mr. Paglinco as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Document

Exhibit 99.1	Press Release, dated May 29, 2013, announcing the appointment of Mr. Christl and the resignation of Mr. Paglinco as Chief Financial Officer of the Company.

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